Exhibit 99.1

March 12, 2021

Drive Shack Inc. Announces Fourth Quarter and Full Year 2020 Results and Preferred Stock Dividends
for First Quarter 2021

Reports 2020 Fourth Quarter Net Income of $9.9 Million and Positive Adjusted EBITDA of $5.3 Million

NEW YORK, March 12, 2021 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

“We are very pleased with our fourth quarter results as we continue to see strong momentum in both our Drive Shack and American Golf businesses,” said President and Chief Executive Officer Hana Khouri. “In December, we successfully reopened our Orlando entertainment golf venue and launched an online platform for single-bay reservations across all of our entertainment golf venues, both of which continue to generate solid and encouraging sales results. Our revenue driving initiatives and continued expense control discipline contributed to the positive Adjusted EBITDA results of $5.3 million this quarter, a $7.4 million improvement compared to the same quarter last year. With the challenging year faced by many in 2020, the quick reaction by our team across the entire organization to adapt to the new environment and re-stabilize the business positioned us to advance our growth priorities through the year.  I am incredibly proud of their hard work and relentless commitment to the continued success of our business.”

Khouri continued, “As we look ahead into 2021, our focus remains on strategic priorities to drive growth and profitability, including the launch and expansion of Puttery, capturing market share using data and analytics, growing brand awareness and advancing technology and innovation to remain at the forefront in our space. With our currently liquidity position and relatively unlevered balance sheet, we can maintain flexibility and optimize our capital stricture to be better positioned to react to future business needs. We believe 2021 will be a momentous year for us that is carried by a team that sets us apart and will drive us forward.”

Business Update

The Company’s four entertainment Drive Shack golf venues, including Orlando which reopened on December 18, 2020, generated total revenue of $7.2 million in the fourth quarter 2020, a decrease of $5.7 million compared to the fourth quarter 2019.  The decrease was primarily due to lower event revenue, which declined $4.0 million compared to the same period last year and continues to be impacted by locally mandated capacity restrictions on large group gatherings.

The strong momentum and demand for traditional golf continued for American Golf throughout the fourth quarter of 2020.  New full golf membership sales increased 20% and member rounds increased 37% on American Golf’s five private courses compared to the fourth quarter 2019. During the same period, green and cart fee revenue increased 44% on American Golf’s 30 public courses compared to the fourth quarter 2019, despite available tee times decreasing due to locally mandated restrictions. Overall, American Golf’s traditional golf business generated total revenue of $53.1 million in the fourth quarter 2020, which includes $13.3 million of managed course expense reimbursements. American Golf’s total revenue declined $5.8 million compared to the fourth quarter 2019, largely due to event revenue, which decreased by approximately $9.5 million during the same period.

Financial Liquidity Update

As of February 28, 2021, the Company had approximately $86 million of unrestricted cash on hand compared to approximately $44 million as of October 31, 2020. This increase is primarily due to approximately $54 million in net cash proceeds from the follow-on common stock offering completed in February 2021. The Company continues to maintain strong capital allocation discipline and expense control across the organization.

Financial Results

Three Months and Full Year Ended December 31, 2020
compared to the Three Months and Full Year Ended December 31, 2019
($ in thousands, except for per share data) (Unaudited):

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Total revenues	$60,287	$71,815	$219,987	$272,064
Operating Loss	$(3,648)	$(20,121)	$(36,635)	$(67,284)
Net Income/(Loss)	$9,946	$(15,276)	$(56,354)	$(54,854)
Net Income/(Loss) applicable to common stockholders	$8,551	$(16,671)	$(61,934)	$(60,434)
Net Income/(Loss) applicable to common stock, per share
Basic	$0.13	$(0.25)	$(0.92)	$(0.90)
Diluted	$0.13	$(0.25)	$(0.92)	$(0.90)
Adjusted EBITDA[1]	$5,301	$(2,064)	$(3,106)	$(11,951)

For the three months ended December 31, 2020, the Company reported an operating loss of ($3.6) million and net income of $9.9 million compared to an operating loss of ($20.1) million and a net loss of ($15.3) million in the corresponding period of the prior year.  Adjusted EBITDA was $5.3 million for fourth quarter 2020, an increase of $7.4 million compared to Adjusted EBITDA of ($2.1) million for fourth quarter 2019. 1

For the twelve months ended December 31, 2020, the Company reported an operating loss of ($36.6) million and a net loss of ($56.4) million compared to an operating loss of ($67.3) million and a net loss of ($54.9) million in the corresponding period of the prior year.  Adjusted EBITDA was ($3.1) million for full year 2020, an increase of $8.8 million compared to Adjusted EBITDA of ($12.0) million for full year 2019. 1

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning February 1, 2021 and ending April 30, 2021. The dividends are payable on April 30, 2021, to holders of record of preferred stock on April 1, 2021, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2020 Fourth Quarter and Full Year Earnings Conference Call Details
Management will host a live conference call and webcast to discuss the Company’s 2020 fourth quarter and full year results today starting at 9:00 a.m. Eastern Time.  The webcast will be made available to the public on a listen-only basis, along with the associated slide presentation, on the Company’s investor relations website at http://ir.driveshack.com. The conference call may be accessed by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID 5779120.

A telephonic replay of the conference call will also be available approximately two hours following the conclusion of the call through 11:59 P.M. Eastern Time on Friday, March 26, 2021 and may be accessed by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.) and referencing conference ID 5779120.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including The Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except share data)
	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$47,786	$28,423
Restricted cash	2,252	3,103
Accounts receivable, net	4,446	5,249
Real estate assets, held-for-sale, net	---	16,948
Real estate securities, available-for-sale	3,223	3,052
Other current assets	14,410	17,521
Total current assets	72,117	74,296
Restricted cash, noncurrent	795	438
Property and equipment, net of accumulated depreciation	169,425	179,641
Operating lease right-of-use assets	192,828	215,308
Intangibles, net of accumulated amortization	15,124	17,565
Other investments	---	24,020
Other assets	6,765	4,723
Total assets	$457,054	$515,991

Liabilities and Equity
Current liabilities
Obligations under finance leases	$6,470	$6,154
Membership deposit liabilities	14,692	10,791
Accounts payable and accrued expenses	29,596	25,877
Deferred revenue	23,010	26,268
Other current liabilities	28,217	23,968
Total current liabilities	101,985	93,058
Credit facilities and obligations under finance leases - noncurrent	12,751	13,125
Operating lease liabilities - noncurrent	167,837	187,675
Junior subordinated notes payable	51,182	51,192
Membership deposit liabilities, noncurrent	99,862	95,805
Deferred revenue, noncurrent	9,953	6,283
Other liabilities	3,447	3,278
Total liabilities	$447,017	$450,416

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2020 and 2019	61,583	61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,323,592 and 67,068,751 shares issued and outstanding at December 31, 2020 and 2019, respectively	673	671
Additional paid-in capital	3,178,704	3,177,183
Accumulated deficit	(3,232,391)	(3,175,572)
Accumulated other comprehensive income	1,468	1,710
Total equity	$10,037	$65,575

Total liabilities and equity	$457,054	$515,991

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues
Golf operations	$52,906	$53,608	$189,972	$216,497
Sales of food and beverages	7,381	18,207	30,015	55,567
Total revenues	60,287	71,815	219,987	272,064
Operating costs
Operating expenses	46,161	59,409	188,745	229,306
Cost of sales - food and beverages	2,180	4,759	8,834	15,217
General and administrative expense	7,182	9,994	31,284	47,976
Depreciation and amortization	6,823	6,627	27,152	22,396
Pre-opening costs	279	1,811	1,328	9,040
(Gain) loss on lease terminations and impairment	1,310	9,336	(721)	15,413
Total operating costs	63,935	91,936	256,622	339,348
Operating loss	(3,648)	(20,121)	(36,635)	(67,284)

Other income (expenses)
Interest and investment income	165	156	565	955
Interest expense, net	(2,736)	(2,753)	(10,968)	(8,760)
Other income (loss), net	16,601	7,921	(7,611)	20,876
Total other income (expenses)	14,030	5,324	(18,014)	13,071
Net Income/(Loss) before income tax	10,382	(14,797)	(54,649)	(54,213)
Income tax expense	436	479	1,705	641
Net Income/(Loss)	9,946	(15,276)	(56,354)	(54,854)
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Net Income/(Loss) Applicable to Common Stockholders	$8,551	$(16,671)	$(61,934)	$(60,434)

Net Income/(Loss) Applicable to Common Stock, per share
Basic	$0.13	$(0.25)	$(0.92)	$(0.90)
Diluted	$0.13	$(0.25)	$(0.92)	$(0.90)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	67,238,624	67,060,440	67,158,745	67,039,556
Diluted	67,833,329	67,060,440	67,158,745	67,039,556

Adjusted EBITDA Non-GAAP Reconciliation

(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net Income (Loss)	$9,946	$(15,276)	$(56,354)	$(54,854)

Income tax expense	436	479	1,705	641
Other (income) expense, net	(16,601)	(7,921)	7,611	(20,876)
Net interest expense	2,571	2,597	10,403	7,805

Operating Loss	$(3,648)	$(20,121)	$(36,635)	$(67,284)

Depreciation and amortization	6,823	6,627	27,152	22,396
(Gain) loss on lease terminations and impairment	1,310	9,336	(721)	15,413
Pre-opening costs	279	1,811	1,328	9,040
Other items(1)	537	283	5,770	8,484

Adjusted EBITDA	$5,301	$(2,064)	$(3,106)	$(11,951)

(1)
For the three and twelve months ended December 31, 2020, other items include (i) corporate severance of ($4) and $1,128, respectively; (ii) transactional G&A of $161 and $3,276, respectively; and (iii) stock-based compensation of $380 and $1,366, respectively. For the three and twelve months ended December 31, 2019, other items include (i) corporate severance of $682 and $2,271, respectively; (ii) transactional G&A of $1,132 and $5,076, respectively; and (iii) stock-based compensation of ($1,531) and $1,137, respectively.